Exhibit 21.1

                          SUBSIDIARIES OF THE COMPANY


                                                  State of Incorporation
     Name of Subsidiary                              or Organization
     ------------------                           ----------------------

     NutriSystem Franchise, Inc.                       Delaware

     NutriSystem Direct, L.L.C.                        Pennsylvania